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                                                                   Exhibit 10.33


                   AMENDMENT NO. 1 TO STOCK TRANSFER AGREEMENT

        THIS AMENDMENT NO. 1 TO STOCK TRANSFER AGREEMENT entered into as of the 16th day of February, 2000, by and among AVIRON, a Delaware corporation ("Company") and the REGENTS OF THE UNIVERSITY OF MICHIGAN ("University").

                                    RECITALS

        WHEREAS, the Company and the University are parties to that certain Materials Transfer and Intellectual Property Agreement dated February 24, 1995 and that certain Stock Transfer Agreement dated February 24, 1995 (the "Transfer Agreement").

        WHEREAS, pursuant to Section 5 of the Transfer Agreement, Aviron agreed to deliver to University a warrant for the purchase of Aviron Common Stock equal to one and twenty-five one-hundredths percent (1.25%) of the total number of issued and outstanding shares of the Company's Common Stock on the Issue Date (as defined therein).

        WHEREAS, the parties desire to amend the Transfer Agreement in order to issue a warrant as of the date hereof and amend the calculation of the number of shares to be issued pursuant to the warrant to be issued to the University on the Issue Date as set forth below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1. ISSUANCE OF WARRANT.

        1.1 Promptly upon execution of this Agreement, the Company will issue to University a warrant to purchase three hundred forty thousand (340,000) shares of the Company Common Stock at an exercise price per share of Ten Dollars ($10.00) (the "Initial Exercise Price" and the "New Warrant"). The New Warrant shall be in substantially the form attached as Exhibit B to the Transfer Agreement, except that: (i) the term of the New Warrant shall be for seven (7) years from the date hereof; and (ii) the section entitled "Right to Convert Warrant into Stock," shall be amended so that the University may elect to convert the entire New Warrant or any portion thereof from time to time during the term of the New Warrant.

        1.2 The Company represents and warrants that the Initial Exercise Price is properly calculated according to Section 5.3 of the Transfer Agreement.

        1.3 In the event that the calculation of the Warrant Shares (as defined in the Transfer Agreement and as amended below), is negative or zero, then University shall retain the New Warrant and there shall be no adjustment of the number of shares exercisable under the New Warrant.

        1.4 If the University exercises/converts the Warrant in full or portion prior to the date of the First Commercial Sale of any Product (as defined in the Transfer Agreement) and is not able to sell the Warrant Shares pursuant to Rule 144 under the Securities Act of 1933, as



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amended, then the Company agrees to register (this agreement is for one such registration) the Warrant Shares for resale on a Form S-3 Registration Statement (if such form is available for use by the Company) with the Securities and Exchange Commission and both parties agree that such registration shall be on terms and conditions substantially similar to those registration rights granted to American Home Products Corporation pursuant to Section 5 of that certain Common Stock Purchase Agreement by and between American Home Products Corporation and the Company dated February 3, 2000.

SECTION 2. AMENDMENT OF CALCULATION FOR FURTHER ISSUANCE OF WARRANT.

        2.1 The first paragraph of Section 5.2 of the Transfer Agreement is amended in its entirety as follows:

        "Subject to the provisions of Section 5.4 below, the Warrant shall be exercisable for a number of shares of the Company Common Stock (the "Warrant Shares") equal to one and twenty-five one-hundredths percent (1.25%) of the total number of issued and outstanding shares of the Company Common Stock on the Issue Date (including, on an as-converted basis, outstanding shares of Preferred Stock of the Company) less three hundred forty thousand (340,000) shares of the Company Common Stock (as adjusted for recapitalizations, stock splits, dividends and the like). If such number is negative or zero then no Warrant shall be issued. For purposes of calculating this percentage, "issued and outstanding shares of the Company Common Stock" shall NOT include shares of the Company Common Stock, or securities convertible into the Company Common Stock:"

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO STOCK TRANSFER AGREEMENT as of the date set forth in the first paragraph hereof.



AVIRON                                 THE REGENTS OF THE
                                       UNIVERSITY OF MICHIGAN

By: /s/ FRED KURLAND                   By: /s/ NORMAN G. HERBERT
   -----------------------------          --------------------------------------
    Fred Kurland
    Senior Vice President and          Name:   Norman G. Herbert
    Chief Financial Officer                 ------------------------------------
                                       Title:  Associate Vice President
                                               and Treasurer
                                             -----------------------------------

                                       By: /s/ L. ERIK LUNDBERG
                                           -------------------------------------

                                       Name:   L. Erik Lundberg
                                            ------------------------------------
                                       Title:  Chief Investment Officer
                                             -----------------------------------


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